Exhibit 99.3

Aspen Insurance Holdings Limited: Directorate Appointment

Hamilton, Bermuda, July 24, 2013 – Aspen Insurance Holdings Limited (“Aspen” or the “Company”) (NYSE: AHL) announces a directorate appointment.

Aspen announces that Bret Pearlman has been appointed as a non-executive director of the Company. Mr. Pearlman will also be a member of Aspen’s Corporate Governance and Nominating Committee and the Investment Committee.

Mr. Pearlman is a Managing Director and co-founder of the private equity firm, Elevation Partners. He has extensive experience as a private equity investor in large-scale transactions during his twenty year career. Mr. Pearlman joined The Blackstone Group in 1989 as the firm’s first analyst and from 2000 through mid-2004, he was one of a number of Senior Managing Directors whose primary responsibility was investing Blackstone’s private equity funds. Blackstone was a founding investor in Aspen and Mr. Pearlman served as the firm’s representative on Aspen’s Board from June 2002 until July 2004. Since co-founding Elevation in 2004, Mr. Pearlman has served as Chair and a board member of VGH Holdings and he is currently on the board of directors of Forbes Media.

Glyn Jones, Chairman of Aspen, said: “I am delighted that Bret is joining the Aspen Board. His wealth of financial services experience, in particular in the area of private equity where he has had significant exposure to a broad range of issues including performance management, corporate finance and capital management, will be a great asset to Aspen. I would like to welcome Bret back to the Aspen Board and I look forward to working with him in the future.”

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About Aspen Insurance Holdings Limited (“Aspen”)

Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2012, Aspen reported $10.3 billion in total assets, $4.8 billion in gross reserves, $3.5 billion in shareholders’ equity, and $2.6 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s, an “A” (“Excellent”) by A.M. Best and an “A2” (“Good”) by Moody’s Investors Service.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding Board appointments. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” “estimate,” “may,” “likely,” “continue,” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements, including our ability to consummate the transactions contemplated by the terms of the accelerated share repurchase agreement, the share price and share volumes which may impact timing of repurchases, changes in market conditions and the impact on our business of such factors. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this press release, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the U.S. Securities and Exchange Commission on February 26, 2013. Aspen undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information

Please visit www.aspen.co or contact:

Investors

Kerry Calaiaro, Senior Vice President, Investor Relations, Aspen

Kerry.Calaiaro@aspen.co

+1 646 502 1076

Media

Steve Colton, Head of Communications, Aspen

Steve.Colton@aspen.co

+44 20 7184 8337

International – Citigate Dewe Rogerson

Caroline Merrell or Jos Bieneman

caroline.merrell@citigatedr.co.uk

jos.bieneman@citigatedr.co.uk

+44 20 7638 9571

North America – Abernathy MacGregor

Allyson Vento

amv@abmac.com

+1 212 371 5999

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